Exhibit 99.1

Dynacq Healthcare, Inc. Announces Changes in Previously Reported Financial Results and Provides Litigation Update

HOUSTON—(BUSINESS WIRE)—July 14, 2004—Dynacq Healthcare, Inc. (the Company”) announced today that the re-audit and restatement of the Company’s financial statements for the fiscal year ended August 31, 2002, the restatement of the Company’s 2001 financial statements, the restatements of the Company’s selected financial information for fiscal years 1999 and 2000 and the audit of its financial statements for the fiscal year 2003 are substantially completed and the Company expects to file its Form 10-K for the fiscal year ended August 31, 2003, on or before July 31, 2004. The Company previously announced that it will restate its financial statements for the fiscal years ended August 31, 2001 and 2002, in order to (i) reclassify certain accounts receivable to long-term status to the extent that cash collections are expected more than twelve months after such dates, which reclassification will have no effect on the total amount of accounts receivable, and (ii) to reflect the income tax savings effect of the exercise of certain stock options as an increase to additional paid-in capital instead of a reduction in the provision for income taxes.

The restated financial statements are expected to reflect reductions in net income for the fiscal years ended August 31, 2001 and 2002, to approximately $7.7 million and $14.8 million, respectively, which is 30% and 4% less than the previously reported net income, and increases of approximately 11% and 4%, respectively, in the previously reported stockholder’s equity. The reductions in previously reported net income are primarily the result of adjustments for the noncash expensing of stock options issued to non-employees and the related income tax effect.

As part of the audit adjustments, the restated financial statements are expected to reflect an increase in stockholders’ equity at August 31, 2000, of 19% due to the correction of the over-accrual of income tax liabilities prior to August 31, 2000. Retained earnings is expected to reflect an increase at August 31, 2000, of 11% consisting of a 24% increase related to the overstatement of income tax liabilities offset by a 13% noncash charge for stock options issued to non-employees prior to August 31, 2000.

None of the expected restatements are expected to reduce previously reported net revenue, cash flows from operating activities or stockholders’ equity.

Due to the restatements and re-audits, investors should not rely on the Company’s previously issued financial statements for the fiscal years ended August 31, 1999, 2000, 2001 and 2002. The Company intends to file such restated prior period financial information together with its Form 10-K for the fiscal year ended August 31, 2003, (including the Company’s audited financial statements for fiscal year 2003) on or before July 31, 2004. Net revenue and net income for the fiscal year ended August 31, 2003, are expected to be approximately $90 million and $21 million, respectively, as the Company indicated on December 1, 2003.

The Company expects to file quarterly reports on Form 10-Q for the fiscal quarters ended November 30, 2003, February 29, 2004, and May 31, 2004, as soon as practicable thereafter. The Company expects that net income for the quarters ended November 30, 2003, and February 29,

2004, will be approximately $1.2 million and $700,000, respectively, 75%, and 83% lower than the comparable periods in fiscal 2003. The reduction in net income for the quarter ended November 2003 includes a noncash charge of approximately $624,000 related to stock options previously issued to an employee which were amended in the first quarter of fiscal 2004. Based on unaudited and unreviewed financials, the Company expects a net loss of approximately $2.2 million for the quarter ended May 31, 2004, compared to net income of $6.3 million in the comparable period of fiscal 2003. The Company expects net revenues of approximately $47.7 million and a net loss of approximately $300,000 for the nine months ended May 31, 2004, compared to $64.7 million and net income of $15.2 million, respectively, in the comparable period in fiscal 2003. These lower results were negatively impacted by operating expenses incurred in the start up of our new Garland facility with minimal offsetting revenue, by a lower level of activity in our Pasadena facility and by increased legal and auditing fees. Additionally, several long-time members of the physician staff at the Pasadena facility ceased or reduced their surgeries in that facility at various times during the first three quarters of fiscal 2004. The Company has been engaged in efforts to recruit new physicians to the staff. Several new physicians have been added to the staffs of each of the three hospitals in the last few weeks, including some who had left earlier, and the Company expects that the activity in its hospitals will increase in the fourth fiscal quarter ending August 31, 2004, compared to the third fiscal quarter of 2004.

The Company also announced that two lawsuits previously brought against it have terminated. Late in fiscal year 2003, a dispute arose between one of the Company’s subsidiaries and Jane Capital, LLC and Sunbelt Medical Corp. related to the purchase of medical equipment for the Company’s Baton Rouge Facility. Because Jane Capital and Sunbelt each demanded identical full payment for the equipment without providing necessary supporting documents, the Company’s subsidiary filed suit in Harris County, Texas, to require Jane Capital, LLC and Sunbelt Medical Corp. to produce the documents, to determine the proper amount owed for the equipment and to whom such amounts were owed and to reimburse the Company for selling it certain defective products. The lawsuit was settled in May 2004. As a result of the settlement, the amount paid was approximately $1 million less than the amounts claimed by the defendants.

In January 2002, the Company, two of its officers, and the spouse of one of the officers were named as defendants in a shareholder class action lawsuit in the United States District Court for the Southern District of Texas alleging violations of federal securities laws and regulations. The putative class covered those persons who purchased Company shares between November 29, 1999, and January 16, 2002. The various complaints that were consolidated claimed that the Company violated Sections 10(b) and 20(a) and Rule 10b-5 under the Exchange Act, by making materially false or misleading statements or omissions regarding revenues and receivables and regarding whether our operations complied with various federal regulations. The district court consolidated these actions and appointed a lead plaintiff in the matter. The lead plaintiff filed a consolidated amended complaint on September 6, 2002. The Company and its officers moved to dismiss the complaint on February 25, 2003. On August 26, 2003, the Court granted the Motion to Dismiss and denied Plaintiffs leave to amend further. The Plaintiffs thereafter filed a notice of appeal. In May of 2004, the Plaintiffs dismissed their appeal, thereby concluding the case.

A separate shareholder derivative action was also brought in federal court, but was stayed pending resolution of the shareholder class action described above. The Plaintiff in the derivative case did not make a demand on the Company or its Board of Directors prior to filing suit. It remained stayed pending the Plaintiff’s appeal of the dismissal of the shareholder class action. Given the Plaintiff’s dismissal of the appeal in the shareholder class action, the Company has moved to dismiss the derivative action. This derivative matter, if it were to proceed, does not seek to recover any damages from the Company, but could expose the Company to some unknown legal or indemnity costs which cannot be predicted at this time.

Eight lawsuits were filed in the United States District Court for the Southern District of Texas (Houston Division) between December 24, 2003, and January 26, 2004, alleging federal securities law causes of action against the Company and various current and former officers and directors. The cases were filed as class actions brought on behalf of persons who purchased shares of Company common stock in the open market generally during the period of January 14, 2003, through December 18, 2003. Under the procedures of the Private Securities Litigation Reform Act, certain plaintiffs filed motions asking to consolidate these actions and be designated as lead Plaintiff. The court consolidated the actions and appointed a lead plaintiff in the matter. An amended complaint was filed on June 30, 2004, asserting a class period of November 27, 2002-December 19, 2003, and naming additional defendants, including Ernst & Young LLP. The amended complaint seeks certification as a class action and alleges that the defendants violated Sections 10(b), 20(a), 20(A) and Rule 10b-5 under the Exchange Act, by publishing materially misleading financial statements which did not comply with generally accepted accounting principles, making materially false or misleading statements or omissions regarding revenues and receivables, operations and financial results and engaging in an intentional fraudulent scheme aimed at inflating the value of Dynacq’s stock. The Company intends to vigorously defend the allegations and will file a motion to dismiss all or some of the claims. The Company cannot predict the ultimate outcome of the lawsuit or whether the lawsuit will have a material adverse effect on the Company’s financial condition.

Dynacq Healthcare, Inc. (www.dynacq.com) is a holding company. Its subsidiaries provide surgical healthcare services and related ancillary services through hospital facilities and outpatient surgical centers.

Statements in this press release concerning the beliefs, expectations, intentions, future events, future performance, and business prospects may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act and are based on a number of risks and uncertainties. If any of these risks and uncertainties materialize, actual results could differ materially from those indicated in the forward-looking statements. The risks and uncertainties that may cause these forward-looking statements to prove to be incorrect include, without limitation, the outcome of discussions with the Securities and Exchange Commission regarding the accounting policies applied in preparation of the Company’s financial statements, adverse effects of litigation, including shareholder derivative and class actions or regulatory actions arising in connection with pending inquiries, the protraction of our new audit firm’s review and audit of the Company’s financial statements, and our dependence upon completion of required audits and favorable regulatory determinations for availability of financing options and other transactions, and other risk factors identified in our Annual Report on Form 10-K for the fiscal year ended August 31, 2002. The Company does not undertake any obligation to update any forward-looking statements, which speak only as of the date of this release.

Contact:

Dynacq Healthcare, Inc., Houston

James N. Baxter, 713-378-2000

E-mail: jimbaxter@dynacq.com

Source: Dynacq Healthcare, Inc.